                                                                     EXHIBIT 4.2

Void after December 3, 2004                                  Warrant No. 1999-1
Adam Smith & Company, Inc.                            to acquire 500,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Adam Smith & Company, Inc., or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 500,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-2
Adam Smith & Company, Inc.                           to acquire 1,040,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Adam Smith Investment Partners, L.P., or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 1,040,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-3
Adam Smith & Company, Inc.                             to acquire 160,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Adam Smith Investments, Ltd., or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 160,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-4
Adam Smith & Company, Inc.                              to acquire 80,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Richard and Ana Grossman JTWROS, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 80,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-5
Adam Smith & Company, Inc.                              to acquire 76,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Orin Hirschman, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 76,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-6
Adam Smith & Company, Inc.                              to acquire 36,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Paul Packer, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 36,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-7
Adam Smith & Company, Inc.                             to acquire 200,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Adam-Jack M. Dodick, MD General Partnership, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 200,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

Void after December 3, 2004                                   Warrant No. 1999-8
Adam Smith & Company, Inc.                               to acquire 8,000 shares



                   This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.



                                  MEDJET INC.

                         COMMON STOCK PURCHASE WARRANT


         Medjet Inc. (the "Company"), having its principal office at 1090 King George Post Road, Edison, New Jersey 08837 hereby certifies that, for value received, Hershel P. Berkowitz, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after January 31, 2000 and before 5:00 P.M., New York City time, on December 3, 2004 or as extended in accordance with the terms hereof (the "Expiration Date"), 8,000 fully paid and non-assessable shares of Common Stock of the Company, at the initial Purchase Price per share (as defined below) of $3.50. The number and character of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided herein.

         Background.  The Company will issue warrants to purchase up to an
         ----------
aggregate of up to 2,100,000 shares of Common Stock (subject to adjustment as provided herein) in connection with (i) the Company's private placement (the "Private Placement") of 16,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, and 1,600,000 common stock purchase warrants (each a "Private Placement Warrant"), each Warrant entitling the Holder thereof to purchase one share of Common Stock and (ii) the issuance to Adam Smith & Company, Inc. of an additional 500,000 Warrants (the "ASC Warrants") to purchase up to 500,000 shares of Common Stock (the Private Placement Warrants and the ASC Warrants collectively, the "Warrants"). This Warrant is one of the Warrants originally issued as of the Original Issue Date (as defined below).

            As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         The term "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder.

         The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

         The term "Exchange Act" means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

         The term "Holder" means any record owner of Warrants or Underlying Securities.

         The term "Nasdaq" shall mean the OTC Bulletin Board, the Nasdaq SmallCap Market or other principal market on which the Common Stock is traded.

         The "Original Issue Date" is December 3, 1999, the date as of which the Warrants were first issued.

         The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 6 or otherwise.

         The term "Purchase Price per share" shall be the then applicable exercise price hereunder for one share of Common Stock.

         The terms "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

         The term "Securities Act" means the Securities Act of 1933 as the same shall be in effect at the time.

         The term "Series B Preferred Stock" shall mean the 16,000 shares of Series B Convertible Preferred Stock of the Company issued simultaneously with the issuance of the Private Placement Warrants.

         The term "Underlying Securities" shall mean any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

         The term "Warrant" shall mean, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted.


         1.   Registration, etc.  The Holder shall have the rights to
              ------------------
registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Registration Rights Agreement, dated the date hereof between the Company and the Holder (the "Registration Rights Agreement").

         2.   Sale or Exercise Without Registration.  If, at the time of any
              -------------------------------------
exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company a satisfactory opinion of counsel to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be, and provided further that nothing contained in this section 2 shall relieve the Company from complying with any request for registration pursuant to the Registration Rights Agreement. The first Holder of this Warrant, by acceptance hereof, represents to the Company that it is acquiring the Warrants for investment and not with a view to the distribution thereof.

         3.   Exercise of Warrant.
              -------------------

              3.1. Exercise in Full.  Subject to the provisions hereof, this
                   ----------------
Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant (without giving effect to any adjustment therein) by the Purchase Price per share.

              3.2. Partial Exercise.  Subject to the provisions hereof, this
                   ----------------
Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

              3.3. Exercise by Surrender of Warrant or Shares of Common Stock.
                   ----------------------------------------------------------
In addition to the method of payment set forth in sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, Series B Preferred Stock, the Warrant Certificate or other securities issued by the Company in the manner and at the place specified in section 3.1 as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or shares of Common Stock to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Market Price (as defined below) . The number of shares of Series B Preferred Stock or such other securities to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the Series B Preferred Stock or other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities which are not convertible into Common Stock, at the Market Price thereof.

              3.4. Definition of Market Price.  As used herein, the phrase
                   --------------------------
"Market Price" at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices for the last five previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the average of the high bid prices on such trading days as set forth by Nasdaq or, (iii) if the security is not quoted on Nasdaq, the average of the high bid prices on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

              3.5. Company to Reaffirm Obligations.  The Company will, at the
                   -------------------------------
time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that
                                                                 --------
if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.


         4.   Delivery of Stock Certificates, etc., on Exercise.  As soon as
              -------------------------------------------------
practicable after the exercise of this Warrant in full or in part, and in any event within three business days thereafter, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such

Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to section 5 or otherwise.


         5.   Adjustment for Dividends in Other Stock, Property, etc.;
              --------------------------------------------------------
Reclassification, etc.  In case at any time or from time to time after the
----------------------
Original Issue Date the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

              (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

              (b) any cash paid or payable (including, without limitation, by way of dividend), or

              (c) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 5) which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional (or less) stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 5) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by sections 6 and 7 hereof.


         6.   Reorganization, Consolidation, Merger, etc.  In case the Company
              -------------------------------------------
after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in sections 5 and 7 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant.

         7.   Other Adjustments.
              -----------------

              7.1. General.  In any case to which Sections 5 and 6 hereof are
                   -------
not applicable, where the Company shall issue or sell shares of its Common Stock after the Original Issue Date for a consideration per share less than the Purchase Price per share in effect pursuant to the terms of this Warrant at the time of issuance or sale of such additional shares (the "Lower Price"), then the Purchase Price in effect hereunder shall simultaneously with such issuance or sale be reduced to an amount equal to the Lower Price. In the event of an adjustment to the Purchase Price under this Section 7, the number of shares of Underlying Securities issuable upon exercise hereof shall be increased so that the aggregate exercise price of this Warrant is not reduced as a result of such reduction of Purchase Price.

              7.2. Convertible Securities.  (a)  In case the Company shall issue
                   ----------------------
or sell any securities convertible into Common Stock of the Company ("Convertible Securities") after the date hereof, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all of such Convertible Securities.

                   (b) If the price per share so determined shall be less than the applicable Purchase Price per share, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

          7.3. Rights and Options. (a) In case the Company shall grant any
               ------------------
rights or options to subscribe for, purchase or otherwise acquire Common Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (ii) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

               (b) If the price per share so determined shall be less than the applicable Purchase Price per share, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

          7.4. Combination of Shares. If the number of shares of Common Stock
               ---------------------
outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock of the Company, the Purchase Price shall be increased and the number of shares of Common Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          7.5. Exceptions. This Section 7 shall not apply to (a) the issuance of
               -----------
the Series B Preferred Stock, (b) the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, (c) upon the exercise of the Warrants aggregating not in excess of 2,100,000 shares, (d) issuances of Common Stock, Convertible Securities, rights and options that have been approved by the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, (e) issuances of Common Stock pursuant to the exercise of options, warrants and rights outstanding on the date hereof or issued pursuant to the Company's existing stock option plan or a plan which has been approved by the holders of not less than a majority of the outstanding shares of Series B Preferred Stock or (f) the issuance of warrants to a lender pursuant to a loan to the Company with a term of at least four years and in an amount of not less than

$10,000,000 (and the issuance of shares of Common Stock on the exercise of such lender warrants).

         8.   Further Assurances.  The Company will take all such action as may
              ------------------
be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.


         9.   Accountants' Certificate as to Adjustments.  In each case of any
              ------------------------------------------
adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly cause the Company's regularly retained auditor to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding. The Company will forthwith mail a copy of each such certificate to each Holder.


         10.  Notices of Record Date, etc.  In the event of
              ----------------------------

              (a) any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

              (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
         (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

         11.  Reservation of Stock, etc., Issuable on Exercise of Warrants.  The
              ------------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.


         12.  Listing on Securities Exchanges; Registration.  In furtherance and
              ---------------------------------------------
not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any national securities exchange and shall register such Common Stock under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange or Nasdaq, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on any national securities exchange or Nasdaq, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange or Nasdaq by the Company.

         13.  Exchange of Warrants.  Subject to the provisions of section 2
              --------------------
hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         14.  Replacement of Warrants.  Upon receipt of evidence reasonably
              -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         15.  Warrant Agent.  The Company may, by written notice to each Holder
              -------------
of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to section 3, exchanging Warrants pursuant to section 13, and replacing Warrants pursuant to section 14, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         16.  Remedies.  The Company stipulates that the remedies at law of the
              --------
Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


         17.  Negotiability, etc.  Subject to Section 2 above, this Warrant is
              -------------------
issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

              (a) subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

              (b) subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

              (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         18.  Notices, etc.  All notices and other communications from the
              -------------
Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

         19.  Miscellaneous.  This Warrant and any term hereof may be changed,
              -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         20.  Extended Expiration.  The right to exercise this Warrant shall
              -------------------
expire at 5:00 P.M., New York City time, on the Expiration Date, provided, however, that if the Holders of Warrants issued hereunder have, in accordance with the terms thereof, requested a registration statement pursuant to the Registration Rights Agreement 90 days or more prior to the Expiration Date and such registration statement has not become effective prior to the Expiration Date then the right to exercise this Warrant shall be extended and shall expire 30 days after the effective date of such registration statement.

         21.  Assignability.  Subject to Section 2 hereof, this Warrant is fully
              -------------
assignable at any time.



Dated: December 3, 1999


                                           MEDJET INC.



                                           By: /s/ Eugene Gordon
                                              ------------------------------
                                              Eugene Gordon
                                              Chairman of the Board and
                                              Chief Executive Officer



[Corporate Seal]



Attest: /s/ Thomas M. Handschiegel
        ---------------------------------
        Thomas M. Handschiegel, Secretary

                             FORM OF SUBSCRIPTION

                 (To be signed only upon exercise of Warrant)

To:  MEDJET INC.

        The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of Medjet Inc., and herewith makes
payment of $      *    therefor, and requests that the certificates for such
shares be issued in the name of, and delivered to,             , whose address
is


Dated:


                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                   (Address)




* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                              FORM OF ASSIGNMENT

                 (To be signed only upon transfer of Warrant)



        For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase _________ of Common Stock of Medjet Inc. to which the within Warrant relates, and appoints ______________________________ Attorney to transfer such right on the books of Medjet Inc. with full power of substitution in the premises. The Warrant being transferred hereby is one of the Warrants issued by Medjet Inc. as of December 3, 1999 to purchase an aggregate of up to 2,100,000 shares of Common Stock.


Dated:


                                   ____________________________________________
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                   ____________________________________________
                                                       (Address)


________________________________
Signature guaranteed by a Bank
or Trust Company having its
principal office in New York City
or by a Member Firm of the New
York or American Stock Exchange